LAZAR LEVINE & FELIX LLP
               Certified Public Accountants & Business Consultants

Melvin F. Lazar, CPA                                350 Fifth Avenue-Suite 6820
Neal J. Weisbrod, CPA                               New York, NY  10118-0170
Henry B. Guberman, CPA                              (212) 736-1900
Amiram (Kiki) Bielory, CPA                          Fax (212) 629-3219
Ted M. Felix, CPA
Michael Dinkes, CPA                                 629 Parsippany Road
Mark Shayne, CPA                                    Parsipanny, NJ 07054
Jay B. Goldberg, CPA                                (973) 428-3200
                                                    Fax (973) 428-6868

                                                     October 12, 1999

                                                     www.lazarcpa.com



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Compu-DAWN, Inc.
     File Ref. No. 000-22611

We were previously the principal accountant for Compu-DAWN, Inc. and, under the date of February 25, 1999 (except for Note 14, the date of which is March 4, 1999), we reported on the consolidated financial statements of Compu-DAWN, Inc. as of and for the years ended December 31, 1998 and 1997. On October 12, 1999, our appointment as principal accountant was terminated. We have read Compu-DAWN, Inc.'s statements included under Item 4 of its Form 8-K for an event dated October 12, 1999 and we agree with such statements.


                                                Very truly yours,

                                                LAZAR LEVINE & FELIX LLP

                                                /S/ LAZAR LEVINE & FELIX LLP